Exhibit (h)(1)(a)

AMENDMENT TO EXHIBIT A

SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of the PowerShares Exchange-Traded Fund Trust II (the “Trust”), and that the following funds are included under the Amended and Restated Fund Administration and Accounting Agreement dated June 17, 2013, and as subsequently amended, by and between the Trust and the Bank of New York Mellon.

December 19, 2017

1. PowerShares 1-30 Laddered Treasury Portfolio

2. PowerShares Canadian Energy Income Portfolio

3. PowerShares CEF Income Composite Portfolio

4. PowerShares Contrarian Opportunities Portfolio

5. PowerShares China All-Cap Portfolio

6. PowerShares China Real Estate Portfolio

7. PowerShares China Small Cap Portfolio

8. PowerShares China Technology Portfolio

9. PowerShares Chinese Yuan Dim Sum Bond Portfolio

10. PowerShares Developed EuroPacific Currency Hedged Low Volatility Portfolio

11. PowerShares DWA Developed Markets Momentum Portfolio

12. PowerShares DWA Emerging Markets Momentum Portfolio

13. PowerShares DWA Momentum & Low Volatility Rotation Portfolio

14. PowerShares DWA Small Cap Momentum Portfolio

15. PowerShares DWA Tactical International Rotation Portfolio

16. PowerShares DWA Tactical Multi-Asset income Portfolio

17. PowerShares DWA Tactical Sector Rotation Portfolio

18. PowerShares Emerging Markets Currency Hedged Low Volatility Portfolio

19. PowerShares Emerging Markets Infrastructure Portfolio

20. PowerShares Emerging Markets Sovereign Debt Portfolio

21. PowerShares Europe Currency Hedged Low Volatility Portfolio

22. PowerShares Frontier Markets Portfolio

23. PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio

24. PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio

25. PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio

26. PowerShares FTSE RAFI Emerging Markets Portfolio

27. PowerShares FTSE International Low Beta Equal Weight Portfolio

28. PowerShares Fundamental High Yield® Corporate Bond Portfolio

29. PowerShares Fundamental Investment Grade Corporate Bond Portfolio

30. PowerShares Global Agriculture Portfolio

31. PowerShares Global Clean Energy Portfolio

32. PowerShares Global Gold and Precious Metals Portfolio

33. PowerShares Global Short Term High Yield Bond Portfolio

34. PowerShares Global Water Portfolio

35. PowerShares Income Builder Portfolio

36. PowerShares California AMT-Free Municipal Bond Portfolio

37. PowerShares National AMT-Free Municipal Bond Portfolio

38. PowerShares New York AMT-Free Municipal Bond Portfolio

39. PowerShares International BuyBack AchieversTM Portfolio

40. PowerShares International Corporate Bond Portfolio

41. PowerShares Zacks international Multi-Asset Income Portfolio

42. PowerShares Japan Currency Hedged Low Volatility Portfolio

43. PowerShares LadderRite 0-5 Year Corporate Bond Portfolio

44. PowerShares KBW Bank Portfolio

45. PowerShares KBW High Dividend Yield Financial Portfolio

46. PowerShares KBW Premium Yield Equity REIT Portfolio

47. PowerShares KBW Property & Casualty Insurance Portfolio

48. PowerShares KBW Regional Banking Portfolio

49. PowerShares MSCI Emerging Markets Equal Country Weight Portfolio

50. PowerShares MSCI Global Timber Portfolio

51. PowerShares Preferred Portfolio

52. PowerShares PureBeta FTSE Developed ex-North America Portfolio

53. PowerShares PureBeta FTSE Emerging Markets Portfolio

54. PowerShares PureBeta MSCI USA Portfolio

55. PowerShares PureBeta MSCI USA Small Cap Portfolio

56. PowerShares PureBeta US Aggregate Bond Portfolio

57. PowerShares PureBeta 0-5 Yr US TIPS Portfolio

58. PowerShares Russell 1000 Enhanced Equal Weight Portfolio

59. PowerShares Russell 1000 Equal Weight Portfolio

60. PowerShares Russell 1000 Low Beta Equal Weight Portfolio

61. PowerShares Shipping Portfolio

62. PowerShares S&P 500 ex-Rate Sensitive Low Volatility Portfolio

63. PowerShares S&P 500® High Beta Portfolio

64. PowerShares S&P 500® High Dividend Low Volatility Portfolio

65. PowerShares S&P 500® Low Volatility Portfolio

66. PowerShares S&P 500 Minimum Variance Portfolio

67. PowerShares S&P 500 Momentum Portfolio

68. PowerShares S&P 500 Rising Rates Portfolio

69. PowerShares S&P 500 Value Portfolio

70. PowerShares S&P 500 Value With Momentum Portfolio

71. PowerShares S&P Emerging Markets Momentum Portfolio

72. PowerShares S&P Emerging Markets Low Volatility Portfolio

73. PowerShares S&P Global Dividend Opportunities Index Portfolio

74. PowerShares S&P Global Water Index Portfolio

75. PowerShares S&P High lncome Infrastructure Portfolio

76. PowerShares S&P International Developed High Dividend Low Volatility Portfolio

77. PowerShares S&P International Developed Momentum Portfolio

78. PowerShares S&P International Developed Low Volatility Portfolio

79. PowerShares S&P International Developed Quality Portfolio

80. PowerShares S&P MidCap Low Volatility Portfolio

81. PowerShares S&P Small Cap Consumer Discretionary Portfolio

82. PowerShares S&P Small Cap Consumer Staples Portfolio

83. PowerShares S&P Small Cap Eneq,‘Y Portfolio

84. PowerShares S&P Small Cap Financials Portfolio

85. PowerShares S&P Small Cap Health Care Portfolio

86. PowerShares S&P SmallCap High Dividend Low Volatility Portfolio

87. PowerShares S&P Small Cap Industrials Portfolio

88. PowerShares S&P Small Cap Information Technology Portfolio

89. PowerShares S&P SmallCap Low Volatility Portfolio

90. PowerShares S&P Small Cap Materials Portfolio

91. PowerShares S&P Small Cap Quality Portfolio

92. PowerShares S&P SmallCap Utilities Portfolio

93. PowerShares Senior Loan Portfolio

94. PowerShares Taxable Municipal Bond Portfolio

95. PowerShares Treasury Collateral Portfolio

96. PowerShares Variable Rate Preferred Portfolio

97. PowerShares VRDO Tax-Free Weekly Portfolio

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:

(signature)

Dan Draper
(name)

President
(title)

THE BANK OF NEW YORK MELLON

By:

(signature)

(name)

(title)